Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT




We consent to incorporation by reference in the registration statements on

          Form            Registration Statement Numbers

          S-3              333-72283 (333-72283-01); 333-71594 (333-71594-01)


          S-8             333-73047; 333-68871; 333-58753; 333-57893; 333-56823;
                          333-08025; 333-87315; 333-82489; 333-45680; 333-56798



of BankAtlantic Bancorp, Inc., of our report, dated February 16, 2001, on the financial statements of Community Bankshares, Inc. for the years ended December 31, 2000 and 1999, and each of the three years in the period ended December 31, 2000, which report is contained in the Annual Report on Form 10-K of Community Savings Bankshares, Inc. for the year ended December 31, 2000.




                                               /s/Crowe, Chizek and Company LLP

Ft. Lauderdale, Florida
May 13, 2002